Exhibit 99.1

Contacts:
Brian W. Poff	Dru Anderson
Executive Vice President, Chief Financial Officer	FINN Partners
Addus HomeCare Corporation	(615) 324-7346
(469) 535-8200	dru.anderson@finnpartners.com
investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES FOURTH QUARTER

AND YEAR END 2022 FINANCIAL RESULTS

Frisco, Texas (February 27, 2023) – Addus HomeCare Corporation (NASDAQ: ADUS), a provider of home care services, today announced its financial results for the fourth quarter and year ended December 31, 2022.

Fourth Quarter 2022 Highlights:

•	Revenues Grow 10.0% to $247.1 Million

•	Net Income of $14.8 Million, or $0.91 per Diluted Share

•	Adjusted Earnings per Diluted Share Increases to $1.11

•	Adjusted EBITDA Increases 5.4% to $28.2 Million

•	Cash flow from operations of $24.3 Million

Overview

Net service revenues were $247.1 million for the fourth quarter of 2022, a 10.0% increase compared with $224.6 million for the fourth quarter of 2021. Net income was $14.8 million for the fourth quarter of 2022, compared with $13.1 million for the fourth quarter of 2021, while net income per diluted share was $0.91 compared with $0.81 for the same period a year ago. Adjusted EBITDA increased 5.4% to $28.2 million for the fourth quarter of 2022 from $26.7 million for the fourth quarter of 2021. Adjusted net income per diluted share was $1.11 for the fourth quarter of 2022 compared with $0.97 for the fourth quarter of 2021. Adjusted net income per diluted share for the fourth quarter of 2022 excludes acquisition and de novo expenses of $0.06, restructure and other non-recurring costs of $0.01 and stock-based compensation expense of $0.13. (See the end of press release for a reconciliation of all non-GAAP and GAAP financial measures.)

For 2022, net service revenues increased 10.0% to $951.1 million from $864.5 million for the prior year. Net income was $46.0 million for 2022 compared with $45.1 million for 2021, and net income per diluted share was $2.84 compared with $2.81 per diluted share. Adjusted EBITDA increased 3.9% to $101.5 million for 2022 from $97.7 million for 2021. Adjusted net income for 2022 was $60.3 million compared with $58.3 million for 2021, while adjusted net income per diluted share was $3.73 compared with $3.63 for the prior year.

Commenting on the results, Dirk Allison, Chairman and Chief Executive Officer, said, “Addus finished 2022 with another quarter of strong financial and operating performance. 2022 was a year of significant challenges, beginning with the Omicron surge in the first quarter followed by staffing shortages and inflationary pressures. However, we were able to successfully manage through these headwinds and extend our record of profitable growth for the year. Consistent execution of our strategy produced favorable results, with our 10% revenue growth over the fourth quarter last year leading to record annual revenues for the year. Our personal care revenues, which represented 74.2% of our business, were up 7.9% over the fourth quarter of 2021 on a same-store basis, reflecting steady volume growth trends. Home health revenues, which included the operations of Armada Home Health and Summit Home Health acquired in 2021, and the addition of Apple Home Healthcare operations effective October 1, 2022, were up 8.3% over the comparable quarter last year on a same-store basis. While home health remains the smallest service segment for Addus, we believe there are significant opportunities to expand these operations as they complement our personal care services, especially in markets

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ADUS Announces Fourth Quarter and Year End 2022 Financial Results

February 27, 2023

where we believe there is an opportunity to enter value-based contracting arrangements. Our hospice business accounted for 20.5% of our revenues and were up 26.0% for 2022 compared to 2021. These results primarily reflected the addition of the integrated hospice operations of JourneyCare, which we acquired on February 1, 2022. Hospice same-store revenues were down 4.9% over the same quarter last year primarily due to the resumption of Medicare sequestration and a decrease in same store average daily census of 0.9%.”

Cash and Liquidity

As of December 31, 2022, the Company had cash of $80.0 million and bank debt of $134.9 million, with capacity and availability under its revolving credit facility of $380.2 million and $237.2 million, respectively. Net cash provided by operating activities was $24.3 million for the fourth quarter of 2022 and $105.1 million for the full year 2022. Allison added, “In the face of economic disruption we continued our record of consistent cash generation, with a focused effort on debt repayment, leading to a net $90 million reduction in our revolver balance during 2022.”

Looking Ahead

Allison continued, “Our strong balance sheet and disciplined approach to financial management provides us with the capital to continue investing in our business, including new technology to support the work of our caregivers and enhance our recruiting and hiring processes to meet our growing staffing needs. We remain focused on our acquisition strategy and continue to look for opportunities that fit our overall growth strategy and meet our primary objective to expand our clinical services capabilities in markets where we already have a strong personal care presence. We were pleased to add approximately $65 million in annualized revenues through acquisitions in 2022, and we remain confident in our development team’s ability to capitalize on new acquisition targets. While external factors have affected the timing of some opportunities, we believe we will benefit from a more favorable acquisition environment in 2023.

“We are proud of our ability to deliver strong results despite some lingering headwinds related to the pandemic and the challenging labor market for health care providers. Demand for our services continues to grow, reflecting a greater societal awareness of the value of home-based care as the safest and most cost-effective option for many individuals. Addus is well-positioned to meet this demand across the care continuum, and we have a proven operating model that has delivered consistent and favorable results. Importantly, we have a dedicated team of frontline caregivers, who support our mission and continue to work tirelessly to provide quality care and support for our patients and their families. Working together, we look forward to the opportunities ahead for Addus in 2023 as we extend our market reach and deliver greater value to our shareholders.”

Non-GAAP Financial Measures

The information provided in this release includes adjusted net income, adjusted EBITDA and adjusted net income per diluted share, which are non-GAAP financial measures. The Company defines adjusted net income as net income before acquisition and de novo expenses, stock-based compensation expenses, restructure and other non-recurring costs, gain or loss on the sale of assets, and retroactive rate increases from Illinois. The Company defines adjusted EBITDA as earnings before interest expense, other non-operating income, taxes, depreciation, amortization, acquisition and de novo expense, stock-based compensation expense, restructure and other non-recurring costs, gain or loss on the sale of assets, and retroactive rate increases from Illinois. The Company defines adjusted diluted earnings per share as earnings per share, adjusted for acquisition and de novo expenses, stock-based compensation expense, restructure and other non-recurring costs, gain or loss on the sale of assets, and retroactive rate increases from Illinois. The Company defined adjusted net income, adjusted EBITDA, adjusted diluted earnings per share to exclude net COVID expenses arising from the pandemic from the second quarter of 2020 to the first quarter of 2021. The Company defines adjusted net service revenues as revenue adjusted for the closure of certain sites. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted net income to net income, a reconciliation of adjusted EBITDA to net income, a reconciliation of adjusted diluted earnings per share to earnings per share, and a reconciliation of adjusted net service revenues to net service revenues, in each case, the most directly comparable GAAP measure. Management believes that adjusted net income, adjusted EBITDA, adjusted diluted earnings per share, and adjusted net service revenues are useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers.

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ADUS Announces Fourth Quarter and Year End 2022 Financial Results

February 27, 2023

Conference Call

Addus will host a conference call on Tuesday, February 28, 2023, at 9:00 a.m. Eastern time. To access the live call, dial (833) 629-0620 (international dial-in number is (412) 317-1805) and ask to join the Addus HomeCare earnings call. A telephonic replay of the conference call will be available through midnight on March 7, 2023, by dialing (877) 344-7529 (international dial-in number is (412) 317-0088) and entering pass code 6189112.

A live broadcast of Addus HomeCare’s conference call will be available under the Investor Relations section of the Company’s website: www.addus.com. An online replay will also be available on the Company’s website for one month, beginning approximately two hours following the conclusion of the live broadcast.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “preliminary,” “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize, any security breaches, cyber-attacks, loss of data or cybersecurity threats or incidents, and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2022, which is available at www.sec.gov. The financial information described herein and the periods to which they relate are preliminary estimates that are subject to change and finalization. There is no assurance that the final amounts and adjustments will not differ materially from the amounts described above, or that additional adjustments will not be identified, the impact of which may be material. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties, and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. (Unaudited tables and notes follow).

About Addus HomeCare

Addus HomeCare is a provider of home care services that primarily include personal care services that assist with activities of daily living, as well as hospice and home health services. Addus HomeCare’s consumers are primarily persons who, without these services, are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus HomeCare’s payor clients include federal, state, and local governmental agencies, managed care organizations, commercial insurers, and private individuals. Addus HomeCare currently provides home care services to approximately 46,500 consumers through 202 locations across 22 states. For more information, please visit www.addus.com.

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ADUS Announces Fourth Quarter and Year End 2022 Financial Results

February 27, 2023

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(amounts and shares in thousands, except per share data)

(Unaudited)

	For the Three Months		For the Twelve Months
Income Statement Information:	Ended December 31,		Ended December 31,
	2022	2021	2022	2021
Net service revenues	$247,050	$224,642	$951,120	$864,499
Cost of service revenues	168,281	151,847	651,381	594,651

Gross profit	78,769	72,795	299,739	269,848
	31.9%	32.4%	31.5%	31.2%
General and administrative expenses	54,466	49,537	216,942	189,418
Depreciation and amortization	3,489	3,900	14,060	14,494

Total operating expenses	57,955	53,437	231,002	203,912

Operating income	20,814	19,358	68,737	65,936
Total interest expense, net	2,537	1,536	8,566	5,538

Income before income taxes	18,277	17,822	60,171	60,398
Income tax expense	3,515	4,764	14,146	15,272

Net income	$14,762	$13,058	$46,025	$45,126

Net income per diluted share:
Continuing Operations	$0.91	$0.81	$2.84	$2.81

Weighted average number of common shares outstanding:
Diluted	16,258	16,059	16,181	16,064

	For the Three Months		For the Twelve Months
Cash Flow Information:	Ended December 31,		Ended December 31,
	2022	2021	2022	2021
Net cash provided by operating activities	$24,292	$25,201	$105,110	$39,488
Net cash used in investing activities	(19,236)	(9,582)	(106,590)	(42,015)
Net cash (used in) provided by financing activities	(30,739)	897	(87,454)	26,344

Net change in cash	(25,683)	16,516	(88,934)	23,817
Cash at the beginning of the period	105,644	152,379	168,895	145,078

Cash at the end of the period	$79,961	$168,895	$79,961	$168,895

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ADUS Announces Fourth Quarter and Year End 2022 Financial Results

February 27, 2023

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	December 31,
	2022	2021
Assets

Current assets
Cash	$79,961	$168,895
Accounts receivable, net	125,501	136,955
Prepaid expenses and other current assets	17,345	18,491

Total current assets	222,807	324,341

Property and equipment, net	21,182	18,483

Other assets
Goodwill	582,837	504,392
Intangible assets, net	72,188	64,321
Operating lease assets	38,980	36,048

Total other assets	694,005	604,761

Total assets	$937,994	$947,585

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$22,092	$19,358
Accrued payroll	44,937	44,083
Accrued expenses	38,308	37,077
Government stimulus advance	12,912	4,173
Accrued workers compensation	12,897	12,998

Total current liabilities	131,146	117,689

Long-term debt, less current portion, net of debt issuance costs	131,772	220,912
Long-term lease liability, less current portion	35,479	32,859
Other long-term liabilities	6,057	1,781

Total long-term liabilities	173,308	255,552

Total liabilities	304,454	373,241

Total stockholders’ equity	633,540	574,344

Total liabilities and stockholders’ equity	$937,994	$947,585

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ADUS Announces Fourth Quarter and Year End 2022 Financial Results

February 27, 2023

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Net Service Revenue by Segment

(Amounts in thousands)

(Unaudited)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2022	2021	2022	2021
Net Service Revenues by Segment

Personal Care	$183,365	$175,110	$706,507	$685,854
Hospice	50,612	40,155	201,772	152,253
Home Health	13,073	9,377	42,841	26,392

Total Revenue	$247,050	$224,642	$951,120	$864,499

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ADUS Announces Fourth Quarter and Year End 2022 Financial Results

February 27, 2023

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Key Statistical and Financial Data (Unaudited)

	Ended December 31,		Ended December 31,
	2022	2021	2022	2021
General

Personal Care
States served at period end	—	—	22	22
Locations at period end	—	—	156	162
Average billable census total	38,169	37,405	37,482	38,051
Billable hours (in thousands)	7,465	7,425	29,412	30,151
Average billable hours per census per month	65.0	65.8	65.1	65.7
Billable hours per business day	114,849	112,498	113,122	115,521
Revenues per billable hour	$24.48	$23.28	$23.91	$22.71
Organic growth
- Revenue	7.9%	8.0%	4.6%	7.3%

Hospice

Locations served at period end	—	—	33	32
Admissions	3,393	2,381	13,171	9,592
Average daily census	3,213	2,635	3,279	2,561
Average discharge length of stay	90.2	99.3	87.7	96.5
Patient days	295,619	249,266	1,176,193	923,014
Revenue per patient day	$171.21	$165.64	$171.55	$164.95
Organic growth
- Revenue	(4.9)%	1.3%	0.4%	(6.2)%
- Average daily census	(0.9)%	(1.4)%	1.9%	(11.2)%

Home Health

Locations served at period end	—	—	13	12
New Admissions	4,081	3,819	14,452	8,781
Recertifications	1,631	1,071	5,838	3,547
Total Volume	5,712	4,890	20,290	12,328
Visits	88,046	68,741	293,381	183,951
Organic growth
- Revenue	8.3%	7.1%	8.2%	11.3%
- New Admissions	(12.8)%	21.0%	16.4%	23.0%
- Volume	(1.8)%	15.0%	18.7%	17.4%

Percentage of Revenues by Payor:

Personal Care

State, local and other governmental programs	49.3%	48.7%	49.3%	49.3%
Managed care organizations	46.7	46.0	46.3	45.5
Private duty	2.5	2.9	2.6	2.9
Commercial	0.9	1.4	1.1	1.4
Other	0.6%	1.0%	0.7%	0.9%

Hospice

Medicare	91.3%	93.1%	90.9%	93.3%
Commercial	4.5	3.2	5.0	2.6
Managed care organizations	3.7	3.2	3.6	3.7
Other	0.5%	0.5%	0.5%	0.4%

Home Health

Medicare	74.9%	75.1%	73.5%	78.4%
Managed care organizations	18.9	17.0	20.3	16.9
Commercial	6.0	7.8	6.0	4.6
Other	0.2%	0.1%	0.2%	0.1%

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ADUS Announces Fourth Quarter and Year End 2022 Financial Results

February 27, 2023

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Amounts in thousands, except per share data)

(Unaudited) (1)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2022	2021	2022	2021
Reconciliation of Adjusted EBITDA to Net Income: (2)

Net income	$14,762	$13,058	$46,025	$45,126

Interest expense, net	2,537	1,536	8,566	5,538
(Gain) loss on sale of assets	(33)	9	(60)	25
Income tax expense	3,515	4,764	14,146	15,272
Depreciation and amortization	3,489	3,900	14,060	14,494
COVID-19 expense, net	—	—	—	(591)
Illinois retro, net	—	(1,005)	—	—
Acquisition and de novo expenses	1,155	1,923	7,657	7,306
Stock-based compensation expense	2,680	2,329	10,625	9,434
Restructure and other non-recurring costs	143	200	461	1,057

Adjusted EBITDA	$28,248	$26,714	$101,480	$97,661

Reconciliation of Adjusted Net Income to Net Income: (3)

Net income	$14,762	$13,058	$46,025	$45,126

Loss on sale of assets, net of tax	(26)	7	(46)	19
COVID-19 expense, net of tax	—	—	—	(445)
Illinois retro, net of tax	—	(739)	—	—
Acquisition and de novo expenses, net of tax	1,005	1,413	5,857	5,750
Stock-based compensation expense, net of tax	2,198	1,712	8,126	7,049
Restructuring and other non-recurring costs, net of tax	116	147	353	790

Adjusted Net Income	$18,055	$15,598	$60,315	$58,289

Reconciliation of Net Income per Diluted Share to Adjusted Net Income per Diluted Share: (4)

Net income per diluted share	$0.91	$0.81	$2.84	$2.81
Loss on sale of assets per diluted share	—	—	—	—
COVID-19 expense per diluted share	—	—	—	(0.03)
Illinois retro, net per diluted share	—	(0.05)	—	—
Acquisition and de novo expenses per diluted share	0.06	0.09	0.36	0.36
Restructure and other non-recurring costs per diluted share	0.01	0.01	0.02	0.05
Stock-based compensation expense per diluted share	0.13	0.11	0.51	0.44

Adjusted net income per diluted share	$1.11	$0.97	$3.73	$3.63

Reconciliation of Net Service Revenues to Adjusted Net Service Revenues: (5)
Net service revenues	$247,050	$224,642	$951,120	$864,499
Revenues associated with the closure of certain sites	—	(368)	(761)	(2,184)

Adjusted net service revenues	$247,050	$224,274	$950,359	$862,315

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ADUS Announces Fourth Quarter and Year End 2022 Financial Results

February 27, 2023

Footnotes:

(1)

The Company defined adjusted net income, adjusted EBITDA, and adjusted diluted earnings per share to exclude net COVID expenses arising from the pandemic from the second quarter of 2020 to the first quarter of 2021.

(2)

We define Adjusted EBITDA as earnings before interest expense, other non-operating income, taxes, depreciation, amortization, acquisition and de novo expenses, stock-based compensation expense, restructure expenses and other non-recurring costs and loss on the sale of assets and retroactive rate increases from Illinois. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(3)

We define Adjusted Net Income as net income before acquisition and de novo expenses, stock-based compensation expense, restructure and other non-recurring costs and gain or loss on the sale of assets and retroactive rate increases from Illinois. Adjusted Net Income is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(4)

We define Adjusted diluted earnings per share as earnings per share, adjusted for acquisition and de novo expenses, stock-based compensation expense and restructure and other non-recurring costs and loss on the sale of asset and retroactive rate increases from Illinois. Adjusted diluted earnings per share is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(5)

We define Adjusted net service revenues as revenue adjusted for the closure of certain sites. Adjusted net service revenues is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

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